UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 28, 2005

                     The St. Paul Travelers Companies, Inc.
             (Exact name of registrant as specified in its charter)


           Minnesota                  001-10898                41-0518860
(State or other jurisdiction   (Commission File Number)      (IRS Employer
     of incorporation)                                   Identification Number)

                   385 Washington Street                          55102
                   Saint Paul, Minnesota
         (Address of principal executive offices)               (Zip Code)

                                 (651) 310-7911
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 28, 2005, the Compensation Committee of The St. Paul Travelers Companies, Inc. (the "Company") adopted an executive severance plan (the "Plan"), effective immediately for prospective terminations of employment. Pursuant to the Plan, which is available to the Company's executive employees at the level of vice president or above, each departing executive of the Company whose employment is involuntarily terminated without cause will be eligible to receive cash payments based upon his or her position and years of service. The following chart shows the severance amounts (in months of total cash compensation) payable to departing executives:

--------------------------- ---------------------------------------------------
          Level                                 Service
--------------------------- ---------------------------------------------------
                                                                Greater than
                               0-5 Years       5-10 Years         10 Years
--------------------------- --------------- ---------------- ------------------
Executive Vice President
and Above                         18               21                24
--------------------------- --------------- ---------------- ------------------
Senior Vice President             12               15                18
--------------------------- --------------- ---------------- ------------------
Vice President                     6               9                 12
--------------------------- --------------- ---------------- ------------------

The Plan will not apply in the case of an executive entitled to a severance benefit under an individually pre-negotiated agreement or under the Amended and Restated Special Severance Policy of The St. Paul Companies, Inc., which expires April 1, 2006.

The Plan was adopted to harmonize prior severance practices at The St. Paul Companies, Inc. and Travelers Property Casualty Corp. and supersedes such practices for prospective terminations of employment. The Plan was not adopted in anticipation of any contemplated change of control transaction.

The receipt of severance benefits under the Plan will be conditioned upon the execution by the departing employee of a separation agreement that includes certain covenants, including, among others, covenants restricting solicitation and hiring of the Company's employees and solicitation of the Company's customers for a period of 12 months following separation from the Company. Payments under the Plan will be conditioned upon the employee's compliance with the separation agreement.

The Plan allows eligible employees to elect health care continuation coverage at the employee's expense under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 29, 2005, Charles W. Scharf resigned as a director of the Company, effective immediately. Mr. Scharf advised the Company that he was resigning in light of other commitments and not as a result of any disagreement.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2005                 THE ST. PAUL TRAVELERS COMPANIES, INC.

                                         By:  /s/ Bruce A. Backberg
                                            -----------------------------------
                                            Name:  Bruce A. Backberg
                                            Title:  Senior Vice President